Exhibit 23.2
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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

              I hereby consent to the reference to my firm under the caption "Experts" in the Registration Statement (Form S-3) of Touchstone Applied Science Associates, Inc. and to the use of, and reference to, my independent auditor's report, dated February 10, 1995, on the financial statements of Touchstone Applied Science Associates, Inc., as of October 31, 1994 and for the two years then ended included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 1995 filed with the Securities and Exchange Commission incorporated therein.



                                              THOMAS J. MARION
                                              Certified Public Accountant

     New York, New York
     May 22, 1997